CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated June 6, 2003 with respect to Dreyfus Premier Health Care Fund and Dreyfus Premier NexTech Fund, which are incorporated by reference in this Registration Statement (Form N-1A 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.






                                    /S/ERNST & YOUNG LLP
                                    ERNST & YOUNG LLP


 New York, New York
 August 25, 2003